Exhibit 31.8

CERTIFICATION

I, Darrel T. Anderson, certify that:

1.   I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q of Idaho Power Company; and

2.   Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	December 13, 2010	By:	/s / Darrel T. Anderson
Darrel T. Anderson
Executive Vice President - Administrative Services
and Chief Financial Officer